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                                                                  EXHIBIT 23 (a)
                                                                  --------------



                        COMPUTER TASK GROUP, INCORPORATED




                          INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in the Registration Statements No. 33-41995, No. 33-61493, No. 33-50160 and No. 333-12237 on Form S-8 and No.
333-43263 on Form S-3 of Computer Task Group, Incorporated and Subsidiaries of our report dated February 4, 2000, appearing in the 1999 Annual Report to Shareholders, which is incorporated by reference in the Annual Report on Form 10-K of Computer Task Group, Incorporated and Subsidiaries for the year ended December 31, 1999. We also consent to the incorporation by reference of our report on the consolidated financial statement schedule of Computer Task Group, Incorporated and Subsidiaries, listed in Item 14 in the Annual Report on Form 10-K for the year ended December 31, 1999.




DELOITTE & TOUCHE LLP
Buffalo, New York
March 29, 2000



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